EXHIBIT 2.7

PURCHASE AND SALE AGREEMENT

between

Petrodome Louisiana Pipeline, LLC

(“Seller”)

and

EAST MUD LAKE, L.L.C.

(“Buyer”)

June 1, 2022

(“Effective Date”)

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Exhibits and Schedules:

Exhibit A:	Oil and Gas Properties
Exhibit B:	Contracts
Schedule 4.6:	Proceedings
Schedule 4.9:	Compliance with Laws
Schedule 4.15:	Preferential Rights to Purchase
Schedule 4.17:	Production Proceeds in Suspense
Schedule 6.4:	Third Party Consents
Schedule 7.10:	Seller Bonds
Schedule 9.1(e):	Form of Conveyance

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of July 1, 2022, is made by and between Petrodome Louisiana Pipeline, LLC, a Louisiana limited liability company (“Seller”), and EAST MUD LAKE, L.L.C., a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept from Seller, the oil and gas properties and related assets described more particularly herein; and

WHEREAS, Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

ARTICLE I

PROPERTIES TO BE SOLD AND PURCHASED

Section 1.1. Assets Included. Subject to Section 1.2, Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests pertaining to lands situated in the East Mud Lake Field, Cameron Parish, Louisiana:

(a) Fifty percent (50%) of Seller’s right, title and interest in and to those mineral rights and properties described in Exhibit A attached hereto and made a part hereof for all purposes;

(b) Without limitation of the foregoing but subject to Section 1.2 and subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), all other rights, title and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit A hereto (including interests in oil, gas or mineral leases covering such lands, overriding royalties, production payments, net profits interests, and similar interests, in such lands or such leases, and mineral interests, royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such Exhibit A or be described in such Exhibit A by reference to another instrument (and without limitation by any depth limitations that may be set forth in such Exhibit A or in any such instrument so referred to for description), even though Seller’s interest in such oil, gas and other minerals and mineral rights may be incorrectly described in, or omitted from, such Exhibit A;

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(c) Subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), of all right, title and interest of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

(d) Subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), all right, title and interest of Seller in and to all presently existing and valid production sales (and sales related) contracts, assignments, transfers, operating agreements, equipment rental agreements and all other agreements and contracts which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the acquisition, exploration, development, operation, or maintenance of the Properties, including, without limitation, all the contracts, agreements, instruments, or other documents related to the Properties described in (e) below, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto), including, without limitation, all of the contracts and agreements identified on Exhibit B hereto (collectively the “Contracts”);

(e) Subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), all right, title and interest of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including all wells identified on Exhibit A, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment), and all easements, rights‑of‑way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

(f) Subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), a copy of all of Seller’s lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above (the “Records”);

(g) Subject to the percentage of the Seller’s interest being sold pursuant to Subsection 1.1(a), all funds held in suspense or escrow by Seller as of the Effective Date pertaining to production obtained from any of the properties described in paragraphs (a), (b) and (c) above, which are owing to third party owners of royalty, overriding royalty, working or other interests in respect of production of Hydrocarbons attributable to such properties prior to the Effective Date (“Suspense Funds”).

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As used herein: (i) ”Oil and Gas Properties” (each an “Oil and Gas Property”) means the properties and interests described in paragraphs (a), (b) and (c) above, save and except for any such properties or assets that are Excluded Assets; (ii) “Properties” (each a “Property”) means the Oil and Gas Properties plus the rights, properties and interests described in paragraphs (d), (e), (f) and (g) above, save and except for any such properties or assets that are Excluded Assets.

Section 1.2. Assets Excluded. Notwithstanding anything herein contained to the contrary, the Properties do not include, and there is hereby excepted and reserved unto Seller, the following:

(a) Any accounts receivable or accounts payable accruing before the Effective Date including, but not limited to, all payments held in suspense or in escrow, except Suspense Funds, for reasons that are customary in the industry and which payments are attributable to periods of time prior to the Effective Date;

(b) All corporate, financial, tax (including Tax Returns) and legal (other than title) records of Seller;

(c) All oil, gas or other hydrocarbon production from or attributable to the Properties with respect to all periods prior to the Effective Date, all proceeds attributable thereto, and all Hydrocarbons that, at the Effective Date, are owned by Seller and are in storage or within processing plants;

(d) Any refund of costs, taxes or expenses borne by Seller or Seller’s predecessors in title attributable to periods prior to the Effective Date;

(e) Any and all proceeds from the settlements of contract disputes with purchasers of Hydrocarbons from the Properties, including settlement of take-or-pay disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Date;

(f) All claims (including insurance claims) and causes of action of Seller against one or more third parties arising from acts, omission or events occurring prior to the Effective Date and all claims under any joint interest audit attributable to any period prior to the Effective Date;

(g) Any geological, geophysical or seismic data, materials or information, including maps, interpretations records or other technical information related to or based upon any such data, materials or information, and any other asset, data, materials or information, the transfer of which is restricted or prohibited under the terms of any third party license, confidentiality agreement or other agreement or the transfer of which would require the payment of a fee or other consideration to any third party; provided, however, that if any such data, materials or information is transferable upon payment of a fee or other consideration, and if Buyer has paid or agreed to pay such fee or other consideration within one (1) year after the Closing Date, then such data, materials or information shall be transferred to Buyer and considered to be part of the Properties. This obligation will remain in effect for one (1) year after Closing;

(h) All of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

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(i) All documents and instruments of Seller that may be protected by an attorney-client privilege (exclusive of title opinions in respect of the Oil and Gas Properties); and

(j) All (i) correspondence or other documents or instruments of Seller relating to the negotiation of this Agreement, (ii) lists of other prospective purchasers (including a list of third parties who signed a confidentiality agreement in relation to the Properties) of the Properties compiled by Seller, (iii) bids submitted to Seller by other prospective purchasers of the Properties, (iv) analyses by Seller or any Affiliates thereof submitted by other prospective purchasers of the Properties, and (v) correspondence between or among Seller or its Affiliates or their respective representatives with respect to, or with, any other prospective purchasers of the Properties.

The properties and interests specified in the foregoing paragraphs (a) through (j) of this Section 1.2 are herein collectively called the “Excluded Assets”.

ARTICLE II

PURCHASE PRICE

Section 2.1. Purchase Price. The net purchase price (the “Purchase Price”) for the Assets shall be seventy five thousand dollars ($75,000).

Section 2.2. Accounting Adjustments.

 (a) Subject to Sections 2.2(b) and 2.3, appropriate adjustments shall be made between Buyer and Seller so that:

(i) all expenses net to Seller’s interest (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) for work done in the operation of the Properties after the Effective Date will be borne by Buyer, and all net proceeds (net of applicable transportation, processing and gathering fees, royalties, overriding royalties, production taxes, severance taxes, ad valorem taxes and other burdens and taxes on production) from the sale of oil, gas or other minerals produced from the Oil and Gas Properties after the Effective Date and any Suspense Funds will be received by Buyer; and

(ii) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) for work done in the operation of the Properties before the Effective Date will be borne by Seller and all net proceeds (net of applicable transportation, processing and gathering fees, royalties, overriding royalties, production taxes, severance taxes, ad valorem taxes and other burdens and taxes on production) from the sale of oil, gas or other minerals produced therefrom before the Effective Date will be received by Seller; and

(iii) an amount equal to the sum of any upward or downward adjustments provided elsewhere in this Agreement (including Article VIII) or any other adjustments agreed to in writing by Buyer and Seller will be, as appropriate, added to or deducted from the Purchase Price at Closing.

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(b) For purposes of making the adjustments contemplated by Section 2.2(a):

(i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date. This oil will be valued at Seller’s June 1, 2022 weighted average sales price for like production from the Oil and Gas Properties;

(ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date); and

(iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

Section 2.3. Closing and Post-Closing Accounting Settlements.

(a) Five (5) Business Days before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in Section 2.2. If the amount of adjustments so determined which would result in a credit to Buyer exceeds the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit, for the amount of such excess, against the Purchase Price to be paid at Closing, and, if the converse is true, Buyer shall pay to Seller, at Closing (in addition to amounts otherwise then owed), the amount of such excess.

(b) On or before ninety (90) days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in Section 2.2, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Following such additional adjustments, no further adjustments shall be made under this Agreement.

Section 2.4. Payment of Adjusted Purchase Price. The Adjusted Purchase Price shall be paid to Seller as follows:

(a) At Closing, Buyer shall pay to Seller cash equal to the Adjusted Purchase Price.

(b) All cash payments by Buyer to Seller pursuant to this Section 2.4 shall be made in immediately available funds by confirmed wire transfer to a bank account designated in writing by Seller to Buyer.

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Section 2.5. Allocation of Purchase Price.The Purchase Price shall be allocated among the Oil and Gas Properties as set forth by the parties in writing on or before Closing.

ARTICLE III

CLOSING

The closing of the transactions contemplated hereby (“Closing”) shall take place (i) at the offices of Seller’s counsel at 10:00 a.m. (local time) on the later of: (i) August 1, 2022; or (ii) 15 calendar days following the date on which the preferential rights to purchase with respect to the Assets, as specified on Schedule 4.15 of this Agreement, have been waived or deemed to be have been waived (the “Preferential Right Waiver(s)”), or (ii) at such other time or place or on such other date as the parties hereto shall agree to in writing. The date on which the Closing is required to take place is herein referred to as the “Closing Date”. All Closing transactions shall be deemed to have occurred simultaneously.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that as of the date of this Agreement and the Closing Date the following are true and correct:

Section 4.1. Organization and Existence. Seller is a limited partnership duly formed and validly existing under the laws of the State of Indiana.

Section 4.2. Power and Authority. Seller has all requisite limited partnership power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited partnership or partner action of Seller.

Section 4.3. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

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Section 4.4. Non-Contravention. Other than requirements (if any) that there be obtained consents to assignment and, as applicable, waivers of preferential rights to purchase, from third parties, neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of Seller’s Governing Documents (as defined hereafter), (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller, or (d) violate any Applicable Law (as defined below) binding upon Seller, except, in the instance of clause (b) or clause (d) above, for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.5. Approvals. Other than requirements (if any) that there be obtained consents to assignment and, as applicable, waivers of preferential rights to purchase, from third parties, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement, each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, declarations, filings or registrations which, if not obtained or made (as applicable), would not, individually or in the aggregate, have a Material Adverse Effect, as defined below.

Section 4.6. Pending Litigation. Except to the extent set forth on Schedule 4.6, there are no Proceedings pending or, to Seller’s Knowledge, threatened against Seller in connection with its ownership of the Properties (including any actions challenging or pertaining to Seller’s title to any of the Properties), or affecting the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.

Section 4.7. Contracts. The Contracts identified on Exhibit B reflect all contracts or agreements that may have a material effect on the use and operation of the Properties.

Section 4.8. Payment of Expenses. To Seller’s Knowledge, all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Properties, and all applicable transportation, processing and gathering fees, royalties, overriding royalties, production, severance, ad valorem and other burdens and taxes on production) relating to the ownership or operation by Seller of the Properties and for which Seller has received an invoice, have been, and are being, paid (timely, and before the same become delinquent) by Seller, except such expenses and taxes as are disputed in good faith by Seller and for which an adequate accounting reserve has been established by Seller. To Seller’s Knowledge, Seller is not delinquent with respect to its obligations to bear costs and expenses relating to the development and operation of the Oil and Gas Properties.

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Section 4.9. Compliance with Laws. To Seller’s knowledge, except as set forth on Schedule 4.9, Seller’s operation of the Oil and Gas Properties has been in compliance with all Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.10. Prepayments; Imbalances. Seller is not obligated by virtue of a take or pay or other prepayment arrangement to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery. To Seller’s knowledge, no production or pipeline imbalances exist with respect to Seller’s interest in the Oil and Gas Properties.

Section 4.11. Intellectual Property. Seller owns or has valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used by Seller in connection with its ownership of the Oil and Gas Properties, subject to the limitations contained in the agreements governing the use of the same.

Section 4.12. Taxes.

(a) All ad valorem, property, production, severance and similar taxes due and owing by Seller based upon or measured by the ownership of Hydrocarbons from the Properties through the year 2021 have been paid, except as to any such taxes that are only payable upon receipt of a tax bill and such bill for the year 2021 has not been received by Seller.

(b) With respect to all Taxes related to the Properties, (i) all Tax Returns relating to the Properties required to be filed on or before the date hereof by Seller with respect to any Taxes for any period ending on or before the date hereof have been timely filed with the appropriate Governmental Entity, (ii) such Tax Returns are true and correct in all material respects, and (iii) all Taxes reported on such Tax Returns have been paid, except those being contested in good faith and disclosed to Buyer in writing.

(c) With respect to all Taxes related to the Properties (i) there are not currently in effect any extension or waiver by Seller of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax related to the Properties and (ii) there are no administrative proceedings or lawsuits pending against the Properties or Seller with respect to the Properties by any taxing authority. Seller has no knowledge of any pending administrative proceedings or claims against Seller from any applicable taxing authority for assessment of Taxes with respect to the Properties.

Section 4.13. Fees and Commissions. Except for a commission due to RedOaks to be paid by the Seller on closing of this transaction, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller for which Buyer shall have any responsibility whatsoever.

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Section 4.14. Commitments or Proposals. Seller has incurred no expenses, and has made no commitments to make expenditures, in connection with the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of existing wells on the Oil and Gas Properties in accordance with generally accepted practices in the oil and gas industry; and no proposals are currently outstanding by Seller to drill additional wells, or to deepen, plugback or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations other than normal operation of existing wells on the Oil and Gas Properties, or to abandon any wells on the Oil and Gas Properties.

Section 4.15. Preferential Rights to Purchase. To Seller’s knowledge, except as set forth on Schedule 4.15no preferential rights to purchase the Properties exist in favor of any third party.

Section 4.16. Warranty of Title. Seller will convey the Properties with a special or limited warranty of title as to claims by, through, and under Seller, but not otherwise.

Section 4.17. Production Proceeds. All proceeds of production attributable to the Oil and Gas Properties are currently being paid directly to Seller or its authorized agents without the furnishing of indemnity, other than normal and customary warranties contained in the division orders, transfer orders or gas sale contracts, and except as set forth on Schedule 4.17, no portion of such proceeds are being held in suspense.

Section 4.18. Breach on Date Hereof. As of the date of this Agreement, Seller has no knowledge of any breach by Buyer of any of its representations and warranties contained in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the following are true and correct:

Section 5.1. Organization and Existence. Buyer is a limited liability company duly organized or formed, legally existing and in good standing under the laws of its state of formation, and is qualified to do business in the State of Louisiana.

Section 5.2. Power and Authority. Buyer has full power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer.

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Section 5.3. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 5.4. Non-Contravention. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of Buyer’s Governing Documents, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Buyer, or (d) violate any Applicable Law binding upon Buyer.

Section 5.5. Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

Section 5.6. Pending Litigation. There are no Proceedings pending or, to Buyer’s Knowledge, threatened against or affecting the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby by Buyer.

Section 5.7. Knowledgeable Purchaser. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws. In making the decision to enter into this Agreement and to consummate the transactions contemplated herby, Buyer has relied on its own independent due diligence investigation of the Properties, and has been advised by and has relied on its own expertise and legal, land, tax, reservoir engineering, and other professional counsel concerning this transaction, in reviewing the Properties and in determining the value thereof.

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Section 5.8. Funds. At the Closing the Buyer will have sufficient cash and other sources of immediately available funds, as are as are necessary in order to pay the Adjusted Purchase Price to Seller at the Closing and otherwise consummate the transactions contemplated hereby.

Section 5.9. Fees and Commissions. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which Seller shall have any responsibility whatsoever.

Section 5.10. Ability to Own and Operate the Oil and Gas Properties. Buyer and/or its Affiliate is able to succeed Seller as the owner and operator of the Oil and Gas Properties including, without limitation, any leases or rights granted by the State of Louisiana.

Section 5.11. Breach on Date Hereof. As of the date of this Agreement, Buyer has no knowledge of any breach by Seller of any of its representations and warranties contained in this Agreement.

ARTICLE VI

CERTAIN COVENANTS OF SELLER PENDING CLOSING

Section 6.1. Access to Files. From the date hereof until Closing, Seller will give Buyer, and its attorneys and other representatives, access at all reasonable times (including weekends and holidays) to the Records. Seller shall not be obligated to provide Buyer with access to any records or data which Seller cannot provide to Buyer without, in its opinion, breaching confidentiality agreements with other parties. All information obtained by Buyer shall be maintained in strict confidence, for use solely in connection with its evaluation of the Properties, and shall not be disclosed to any other party without Seller’s prior written consent.

Section 6.2. Operation of the Properties and Material Elections. Seller will continue the operation of the Properties in the ordinary course of its business (or, where Seller is not the operator of a Property, will continue its actions as a non-operator in the ordinary course of its business), and will not sell or otherwise dispose of any portion of the Properties, except for sales or other dispositions of (i) Hydrocarbons in the ordinary course of business after production, or (ii) equipment and other personal property or fixtures in the ordinary course of business where the same has become obsolete, is otherwise no longer useful for the operation of the Properties, or is replaced by an item or items of at least equal suitability. Should Seller receive (or desire to make) any proposals to drill additional wells on the Properties, or to conduct other non-emergency operations which require consent of non-operators under the applicable operating agreement, it will notify Buyer of, and consult with Buyer concerning, such proposals, and (i) will not consent to any single operation exceeding $100,000 in cost (net to Seller’s interest) without the consent of Buyer, which such consent will not be unreasonably withheld and (ii) will not decline or be deemed to have declined to participate in any proposed operation for which a non-consent penalty or any other penalty could be payable without Buyer’s prior express written consent. If such proposed operation does not exceed $100,000 (net to Seller’s interest) any decisions with respect to such proposal shall be made by Seller in its sole discretion, so long as the decisions are made in the ordinary course of business. In addition, before the Closing Date, Seller will not, without Buyer’s prior consent, enter into any material contract or agreement binding upon all or a portion of the Properties, or modify any existing production sales contracts or enter into any new production sales contracts.

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Section 6.3. Payment of Expenses. Seller will pay timely all expenses relating to its ownership interest in the Properties for which it receives a bill or invoice prior to the Closing Date, except for expenses disputed by Seller in good faith. In addition, for all business activities prior to Closing, including, without limitation, the filing of state reports, payment of royalty owners, payment of Taxes, and other business activities in the normal course of business, Seller shall timely file all documents required under Applicable Law and timely pay all royalties, overriding royalties and other burdens and Taxes in the ordinary course of business.

Section 6.4. Third Party Consents. Before Closing, Seller, with Buyer’s cooperation, will obtain and deliver to Buyer in writing all necessary consents to assign or transfer the Properties, including, without limitation, those required under the Contracts and any other contracts, instruments or documents pertaining to the Properties, except for such consents from a Governmental Entity that are customarily obtained subsequent to the closing of a transaction. The form of any such necessary consents shall be mutually agreed to by Seller and Buyer. Such consents shall include, at minimum, the consents that are identified on Schedule 6.4attached hereto.

Section 6.5 Preferential Rights. Promptly upon execution of this Agreement, Seller will request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), waivers of the preferential rights to purchase which are identified on Schedule 4.15attached hereto. Seller shall have no obligation hereunder other than to so request such waivers (i.e., Seller shall have no obligation to assure that such waivers are obtained), and if all such waivers (or any other waivers of preferential rights to purchase, even if the same are not listed on such Schedule 4.15)are not obtained and the holder of such preferential right purchase has elected to purchase, Buyer may treat any waiver which is not obtained and serves as an election to purchase as a matter which causes Seller’s title to not be sufficient to meet the standards set forth in Article VIII; provided, however, that if the unobtained waiver is an election by the holder of the preferential right to purchase, Seller will tender the required interest in the Property affected by such unwaived preferential right to purchase to the holder, or holders, of such right who have elected to purchase upon receipt of an appropriate allocation of the Purchase Price from such holder, or holders, and if, and to the extent that, such preferential right to purchase is exercised by such holder or holders, such interest in such Property will be excluded from the transaction contemplated hereby and the Purchase Price will be reduced by the amount paid, or to be paid, by the holder or holders exercising such preferential right to purchase.

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ARTICLE VII

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 7.1. Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable efforts to obtain any such consents approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable efforts to defend, and cooperation in defending, all Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

Section 7.2. Notice of Litigation. Until Closing, (i) Buyer, upon learning of the same, shall promptly notify Seller of any Proceeding which is commenced or threatened against Buyer and which affects this Agreement or the transactions contemplated hereby and (ii) Seller, upon learning of the same, shall promptly notify Buyer of any Proceeding which is commenced or threatened against Seller which affects this Agreement or the transactions contemplated hereby.

Section 7.3. Notification of Certain Matters. Seller shall give prompt notice to Buyer of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty made by Seller in Article IV to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Seller to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Seller hereunder prior to Closing. Buyer shall give prompt notice to Seller of: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article V to be untrue or inaccurate at or prior to the Closing, and (ii) any failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Buyer hereunder prior to Closing. The delivery of any notice pursuant to this Section shall not be deemed to: (x) modify the representations or warranties under this Agreement of the party delivering such notice, (y) modify the conditions set forth in Article X or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.4. Fees and Expenses. All fees and expenses incurred in connection with this Agreement by Seller will be borne by and paid by Seller. All fees and expenses incurred in connection with this Agreement by Buyer will be borne by and paid by Buyer.

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Section 7.5.Public Announcements. Prior to the Closing, neither Buyer, on the one hand, nor Seller, on the other hand, may issue any press release or otherwise make any statement to the public generally with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, except as required by law.

Section 7.6. Casualty Loss Prior to Closing. In the event of damage by fire or other casualty to the Properties after the Effective Date and prior to Closing, then this Agreement shall remain in full force and effect, and (unless Buyer and Seller shall mutually otherwise agree) in such event as to each such Property so damaged an amount equal to the damage to such Property but not in excess of fifty percent (50%) of the allocated value set forth in Schedule 2.5 for such Property, shall be treated as a reduction to the Purchase Price.

Section 7.7. Records. At or promptly after Closing (but in any event within ten Business Days after the Closing), Seller shall deliver all Records pertaining to the Properties that are in Seller’s possession, custody or control.

Section 7.8. Further Assurances. After Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

Section 7.9. Assumption of Obligations. At Closing, Buyer shall assume and agree to pay, perform and discharge the Assumed Obligations.

Section 7.10.Release of Seller Bonds. Reference is made to the performance bonds identified on Schedule 7.10 hereto obtained by Seller with respect to the Oil and Gas Properties in connection with Seller’s acquisition of interests therein (collectively, the “Seller Bonds”). Simultaneous with Closing, Buyer shall furnish Seller with a copy of replacement performance bonds, acceptable to Mobil Oil Exploration & Producing Southeast, Inc., it successor or assigns, in order that Seller Bonds will be released and terminated as soon as practicable after Closing but, in any event, within ninety (90) days thereof.

ARTICLE VIII

DUE DILIGENCE EXAMINATION

Section 8.1. Title Due Diligence Examination.

(a) For the period commencing with the date of this Agreement and ending at 5:00 p.m. (local time in New Orleans, Louisiana) on or before 12 calendar days after the Preferential Right Waiver(s) or July 15, 2022, which ever is later (the “Examination Period”), Seller shall extend to Buyer and its authorized representatives reasonable access (including weekends and holidays) to the office, personnel and Records of Seller in order for Buyer to conduct such examination as it may in its sole discretion choose to conduct with respect to the Oil and Gas Properties in order to determine whether Title Defects (as defined below) exist (“Buyer’s Title Review”). Such access to the Records shall exclude, however, any information that Seller is prohibited from disclosing by bona fide, third party confidentiality restrictions; provided, that if requested by Buyer, Seller shall use its best efforts to obtain a waiver of any such restrictions in favor of Buyer. The cost and expense of Buyer’s Title Review, if any, shall be borne solely by Buyer.

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(b) If Buyer discovers any Title Defect affecting any of the Oil and Gas Properties, Buyer shall notify Seller within two Business Days of such discovery but in any event prior to the expiration of the Examination Period of such alleged Title Defect. To be effective, such notice (“Title Defect Notice”) must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Title Defect in reasonable detail (including any alleged variance in the Net Revenue Interest or any alleged increase in the Working Interest without a proportionate increase in the Net Revenue Interest), (iv) identify the specific Oil and Gas Property affected by such Title Defect, and (v) include the value of such Title Defect as determined by Buyer in good faith and in reference to Schedule 2.5. Any matters that may otherwise constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes. Upon the receipt of such effective Title Defect Notice from Buyer, Seller shall have the option, in addition to the remedies set forth in Section 8.1(c) (the “Remedies for Title Defects”), but not the obligation, to attempt to cure such Title Defect at any time prior to Closing. The Oil and Gas Property affected by an uncured Title Defect shall be a “Title Defect Property”.

(c) With respect to each Title Defect that is not cured on or before Closing, the Purchase Price shall be reduced, subject to this Article VIII, by the Title Defect Amount with respect to such Title Defect Property. The “Title Defect Amount” shall mean, with respect to a Title Defect Property, the amount by which such Title Defect Property is impaired as a result of the existence of one or more Title Defects, which amount shall be determined as follows:

(i) The Title Defect Amount with respect to a Title Defect Property shall be determined by taking into consideration the “Allocated Value” (as set forth in Schedule 2.5 attached hereto) of the Oil and Gas Property subject to such Title Defect, the portion of the Oil and Gas Property subject to such Title Defect, and the legal effect of such Title Defect on the Oil and Gas Property affected thereby; provided, however, that: (A) except as provided below in this Section 8.1(c) with respect to Oil and Gas Properties, if such Title Defect is in the nature of Seller’s Net Revenue Interest in an Oil and Gas Property being less than the Net Revenue Interest set forth in Schedule 2.5 hereto and the Working Interest remains the same, then the Title Defect Amount shall be equal to the Allocated Value for the relevant Oil and Gas Property multiplied by the percentage reduction in such Net Revenue Interest as a result of such Title Defect or (B) if such Title Defect is in the nature of a Lien, then the Title Defect Amount shall equal the amount required to fully discharge such Lien; and

(ii) If the Title Defect results from any matter not described in Section 8.1(c)(i), the Title Defect Amount shall be an amount equal to the difference between the value of the Title Defect Property affected by such Title Defect with such Title Defect and the value of such Title Defect Property without such Title Defect (taking into account the portion of the Allocated Value of the Title Defect Property).

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(d) As used in this Section 8.1:

(i) “Defensible Title” means, as of the date of this Agreement and the Closing Date, with respect to the Oil and Gas Properties, such title and ownership by Seller that:

(A) entitles Seller to receive and retain, without reduction, suspension or termination, not less than the percentage, subject to the limitations, set forth in Schedule 2.5 as Seller’s Net Revenue Interest of all Hydrocarbons produced, saved and marketed from each mineral lease comprising such Oil and Gas Property as set forth in Schedule 2.5, through plugging, abandonment and salvage of all wells comprising or included in such Oil and Gas Property, and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof;

(B) obligates Seller to bear not greater than the percentage, subject to the limitations, set forth in Schedule 2.5 as Seller’s Working Interest of the costs and expenses relating to the maintenance, development and operation of each mineral lease comprising such Oil and Gas Property, through plugging, abandonment and salvage of all wells comprising or included in such Oil and Gas Property, and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof;

(C) is free and clear of all Liens, except Permitted Encumbrances;

(D) reflects that all consents to assignment, notices of assignment or preferential purchase rights which are applicable to or must be complied with in connection with the transaction contemplated by this Agreement, or any prior sale, assignment or the transfer of such Oil and Gas Property, have been obtained and complied with to the extent the failure to obtain or comply with the same could render this transaction or any such sale, assignment or transfer (or any right or interest affected thereby) void or voidable or could result in Buyer or Seller incurring any liability; and

(E) is free of any imperfections that a reasonable prudent purchaser of oil and gas properties would not normally waive.

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(ii) “Permitted Encumbrances” shall mean (A) Liens for taxes which are not yet delinquent or which are being contested in good faith and for which adequate reserves have been established; (B) normal and customary Liens of co-owners under operating agreements, unitization agreements, and pooling orders relating to the Oil and Gas Properties, which obligations are not yet due and pursuant to which Seller is not in default; (C) mechanic’s and materialman’s Liens relating to the Oil and Gas Properties, which obligations are not yet due and pursuant to which Seller is not in default; (D) Liens in the ordinary course of business consisting of minor defects and irregularities in title or other restrictions (whether created by or arising out of joint operating agreements, farm-out agreements, leases and assignments, contracts for purchases of Hydrocarbons or similar agreements, or otherwise in the ordinary course of business) that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not decrease the Net Revenue Interest, increase the Working Interest (without a proportionate increase in the Net Revenue Interest) or materially affect the value of any property encumbered thereby; (E) all approvals required to be obtained from Governmental Entities that are lessors under mineral leases forming a part of the Oil and Gas Properties (or who administer such mineral leases on behalf of such lessors) which are customarily obtained post-closing; (F) conventional rights of reassignment normally actuated by an intent to abandon or release a lease and requiring notice to the holders ofsuch rights; and (G) preferential rights to purchase and consent to transfer requirements of any non-Governmental Entity Person.

(iii) “Title Defect” shall mean any particular defect in or failure of Seller’s ownership of any Oil and Gas Property: (A) that causes Seller to not have Defensible Title to such Oil and Gas Property, (B) that has attributable thereto a Title Defect Amount in excess of $50,000, and (C) regarding which a Title Defect Notice has been timely and otherwise validly delivered. Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not constitute, and shall not be asserted as, a Title Defect: (A) defects or irregularities arising out of lack of evidence of corporate authorization; (B) defects or irregularities that have been cured or remedied by the applicable statutes of limitation or statutes for prescription; or (C) changes or adjustments to Seller’s Working Interest and/or Net Revenue Interest in an Oil and Gas Property due to the occurrence of pooling or unitization affecting all or a portion of such Property.

(e) If Seller and Buyer are unable to reach an agreement as to whether a Title Defect exists or, if it does exist, the Title Defect Amount attributable to such Title Defect, the provisions of Section 12.1 shall be applicable.

Section 8.2. Environmental Due Diligence Examination.

(a) Buyer shall have the right to conduct, or the right to cause an environmental consultant (“Buyer’s Environmental Consultant”) to conduct, an environmental review of the Properties prior to the expiration of the Examination Period (“Buyer’s Environmental Review”). The cost and expense of Buyer’s Environmental Review, if any, shall be borne solely by Buyer, provided that Buyer will not be charged for Seller’s time attributable to Buyer’s Environmental Review. With respect to any samples taken in connection with Buyer’s Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller. Seller shall cooperate in all reasonable respects with Buyer to facilitate Buyer’s Environmental Review.

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(b) Unless otherwise required by Applicable Law, Buyer shall (and shall cause Buyer’s Environmental Consultant, if applicable, to) treat confidentially any matters revealed by Buyer’s Environmental Review and any reports or data generated from such review (the “Environmental Information”), and Buyer shall not (and shall cause Buyer’s Environmental Consultant, if applicable, to not) disclose any Environmental Information to any Governmental Entity or other third party without the prior written consent of Seller. Unless otherwise required by Applicable Law, Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement. If Buyer, Buyer’s Environmental Consultant, if applicable, or any third party to whom Buyer has provided any Environmental Information become legally compelled to disclose any of the Environmental Information, Buyer shall provide Seller with prompt notice sufficiently prior to any such disclosure so as to allow Seller, at Seller’s expense, to file any protective order, or seek any other remedy, as it deems appropriate under the circumstances. If this Agreement is terminated prior to the Closing, Buyer shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Upon receipt from Buyer’s Environmental Consultant or upon Buyer’s preparation, Buyer shall provide copies of the Environmental Information to Seller without charge.

(c) If Buyer and/or Buyer’s Environmental Consultant, if applicable, discovers any On-site Environmental Defect (as herein defined) affecting the Properties or any Off-site Environmental Defect (as herein defined) prior to the expiration of the Examination Period, Buyer shall notify Seller prior to the expiration of the Examination Period of such alleged Environmental Defect. To be effective, such notice (an “Environmental Defect Notice”) must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Environmental Defect in reasonable detail, including in the case of any On-site Environmental Defect, (A) the written conclusion of Buyer’s Environmental Consultant, if applicable, that an Environmental Defect exists, which conclusion shall be reasonably substantiated by the factual data gathered in Buyer’s Environmental Review, and (B) a separate, reasonably specific citation of the provisions of Applicable Environmental Laws alleged to be violated and the related facts that substantiate such violation, (iv) in the case of any On-site Environmental Defect, identify the specific Properties affected by such Environmental Defect, including a site plan showing the location of all sampling events, boring logs and other field notes describing the sampling methods utilized and the field conditions observed, (v) in the case of any On-site Environmental Defect, set forth the procedures recommended to correct the Environmental Defect, together with any related recommendations from Buyer’s Environmental Consultant, if applicable, and (vi) set forth a good faith estimate of the Environmental Defect Amount, including the basis for such estimate, for which Buyer would agree to adjust the Purchase Price in order to accept such Environmental Defect if Seller elected this Section 8.2 as the remedy therefor. If Seller and Buyer are unable to reach an agreement as to whether an Environmental Defect exists or, if it does exist, the Environmental Defect Amount attributable to such Environmental Defect, the provisions of Section 12.1 shall be applicable. Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for purposes of this Section 8.2. Upon the receipt of such effective notice from Buyer, Seller shall have the option, in addition to the remedy set forth in Section 8.2, but not the obligation, to attempt to cure such Environmental Defect at any time prior to the Closing.

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(d) If any Environmental Defect described in a notice delivered and agreed to in accordance with Section 8.2 is not cured on or before the Closing, then the Purchase Price shall be reduced, subject to this Section 8.2 and the rights of Seller under Section 12.1, by the Environmental Defect Amount of such Environmental Defect.

(e) As used in this Section 8.2:

(i)

“Environmental Defect” shall mean (i) with respect to a field, a violation of Applicable Environmental Laws in effect as of the date hereof in the jurisdiction in which such field is located (an “On-site Environmental Defect”) that requires an immediate remediation, or (ii) any liability under any Applicable Environmental Law with respect to offsite disposal of hazardous materials or substances or waste materials (an “Off-site Environmental Defect”), in either case regarding which an Environmental Defect Notice has been timely and otherwise validly delivered and that has attributable thereto an Environmental Defect Amount in excess of $50,000.00. It is specifically acknowledged and agreed that the presence in any wellbore, equipment, pipeline, flowline or vessel on or related to the Properties of naturally occurring radioactive material or asbestos shall not be deemed to constitute an Environmental Defect for purposes of this Agreement.

(ii)

“Environmental Defect Amount” shall mean, (i) with respect to any On-site Environmental Defect, the net present value of the reasonably estimated costs and expenses to correct such Environmental Defect in the most cost effective manner reasonably available, consistent with Applicable Environmental Laws, taking into account that non-permanent remedies (such as mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost effective manner reasonably available or (ii) with respect to any Off-site Environmental Defect, the amount that will be required to be paid by Seller to a third party in respect of a claim by such third party.

Section 8.3.Adjustments to Purchase Price for Title Defects and Environmental Defects.

(a) Notwithstanding anything to the contrary contained in this Agreement, no adjustment of the Purchase Price shall be made for Title Defects and Environmental Defects unless the aggregate of the Title Defect Amounts and Environmental Defect Amounts, as determined in accordance with this Agreement, equals or exceeds $100,000.00, in which event the Purchase Price shall be adjusted downward by the amount of such Title Defect Amounts and Environmental Defect Amounts that exceed such amount.

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(b) Notwithstanding anything herein to the contrary, if Seller is unable to cure a Title Defect or an Environmental Defect on or prior to Closing, Seller may, subject to the agreement of Buyer, by notice in writing to Buyer on or before Closing, attempt to cure such Title Defect or Environmental Defect subsequent to Closing (a “Post-Closing Defect”) within the 90-day period commencing on the Closing Date (the “Cure Period”). In such event, the transactions contemplated hereby will close as provided herein and the Purchase Price shall be reduced by the applicable Title Defect Amount or Environmental Defect Amount in respect of such Post-Closing Defect as provided in Sections 8.1 and 8.2(a). If, during or upon the expiration of the Cure Period, Seller and Buyer mutually agree that a Post-Closing Defect has been cured, then within five Business Days after such determination, Buyer shall tender to Seller an amount equal to the Title Defect Amount and Environmental Defect Amount in respect thereof. If, during or upon the expiration of the Cure Period, Seller and Buyer are unable to agree whether there has been a satisfactory cure of a Post-Closing Defect, then such disagreement shall be resolved as provided in Section 12.1.

Section 8.4. Buyer Indemnification. BUYER HEREBY INDEMNIFIES AND SHALL DEFEND AND HOLD SELLER, ITS AFFILIATES, AND ITS AND THEIR RESPECTIVE OWNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS, AND ASSIGNS HARMLESS FROM AND AGAINST ANY AND ALL OF THE FOLLOWING CLAIMS ARISING FROM BUYER INSPECTING AND OBSERVING THE PROPERTIES: (I) CLAIMS FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS, AND REPRESENTATIVES, AND DAMAGE TO THE PROPERTY OF BUYER OR OTHERS ACTING ON BEHALF OF BUYER, EXCEPT FOR INJURIES OR DEATH CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER, ITS AFFILIATES THEREOF OR ITS OR THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, CONSULTANTS, OR REPRESENTATIVES; AND (II) CLAIMS FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF SELLER OR THIRD PARTIES, AND DAMAGE TO THE PROPERTY OF SELLER OR THIRD PARTIES, TO THE EXTENT CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BUYER. TO THE EXTENT PROVIDED ABOVE, THE FOREGOING INDEMNITY INCLUDES, AND THE PARTIES INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE INDEMNIFIED PARTIES FROM AND AGAINST CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE PROPERTY OR THE SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES. THE PARTIES HERETO AGREE THAT THE FOREGOING COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

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ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

Section 9.1. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

(a) Each of the representations and warranties of Seller contained in Article IV shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions contemplated or permitted by this Agreement, (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date, and (iii) any such inaccuracies or breaches which, in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect.

(b) Seller shall have performed and complied in all respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

(c) Seller shall have delivered a certificate executed by an officer of Seller dated as of the Closing Date, representing and certifying that the conditions set forth in subsections (a) and (b) above have been fulfilled.

(d) No Proceeding (excluding any Proceeding initiated by Buyer or any of its Affiliates) shall, on the Closing Date, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

(e) Buyer shall have received a conveyance of the Properties executed and delivered by Seller, which conveyance shall be substantially in the form of the instrument attached hereto as Schedule 9.1(e) in all material respects (the “Conveyance”).

(f) Buyer shall have received a certificate of non-foreign status in form, date and content reasonably acceptable to Buyer, executed and delivered by Seller pursuant to Section 1445 of the Code and the regulations promulgated thereunder.

(g) Buyer shall have received the third party consents as required under Section 6.4, and all other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Seller or any other party to Buyer prior to or in connection with the Closing.

Section 9.2. Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement are subject to each of the following conditions being met:

(a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

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(b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

(c) No Proceeding (excluding any Proceeding initiated by Seller or any of its affiliates) shall, on the Closing Date, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

(d) Seller shall have received all other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Buyer or any other party to Seller prior to or in connection with the Closing.

Section 9.3. Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller and Buyer shall have executed and delivered to each other multiple originals of the Conveyance, together with such other documents or forms required by a Governmental Entity for Buyer, or Buyer’s designee, to succeed Seller as the operator of any Oil and Gas Properties currently operated by Seller;

(b) Pursuant to Seller’s written wiring instructions, Buyer shall deliver by wire transfer the Adjusted Purchase Price as provided for in Article II; and

(c) Seller and Buyer shall execute and deliver to each other such other documents or instruments as may be necessary in order to accomplish the transactions contemplated by this Agreement.

(d) Buyer shall deliver to Seller a copy of a replacement bond for each of the Seller Bonds, providing for terms, penal sums and issued by a surety, acceptable to Mobil Oil Exploration & Producing Southeast, Inc., it successor or assigns.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

Section 10.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a) by mutual written consent of Seller and Buyer; or

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(b) by either Seller or Buyer, if:

(i) the Closing shall not have occurred on or before the Closing Date, unless such failure to close shall be due to a breach of this Agreement or delay of performance under this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

(ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

(c) by Seller or Buyer, if the aggregate amount of the Title Defect Amounts and the Environmental Defects Amounts exceed Three Hundred Thousand Dollars; or

(d) by Seller, if (i) there shall be a material breach of any representation and warranty of Buyer contained in Article V, or (ii) there shall be a material breach by Buyer of any of its covenants and agreements contained in this Agreement, which breach, in the case of clause (i) or clause (ii), is not capable of being cured or, if it is capable of being cured, has not been cured by the 10th Business Day following written notice to Buyer from Seller of such breach; or

(e) by Buyer, if (i) there is a material breach of any representation and warranty of Seller contained in Article IV, other than any such breaches which, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect, or (ii) there is a material breach by Seller of any of its covenants and agreements contained in this Agreement, which breach, in the case of clause (i) or clause (ii), is not capable of being cured or, if it is capable of being cured, has not been cured by the 10th Business Day following written notice to Seller from Buyer of such breach.

Section 10.2. Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 10.1 by Seller, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Article X, in Sections 7.4, 7.5 and 8.4 and in Articles XII and XIII shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

Section 10.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

Section 10.4. Waiver. Seller, on the one hand, or Buyer, on the other, may: (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto, or (ii) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

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ARTICLE XI

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;INDEMNIFICATION

Section 11.1. Survival.

(a) The representations and warranties of Seller contained in Section 4.1 through Section 4.4 shall survive the Closing without limitation, and the representations and warranties of Seller contained in Section 4.5 through Section 4.18 shall survive for a period of six (6) months after the Closing Date. The representations and warranties of Buyer contained in Article V shall survive the Closing without limitation. The period, if any, for which a representation and warranty survives is called a “Survival Period”). From and after the expiration of a Survival Period, no party hereto shall be under any liability with respect to any representation or warranty to which such Survival Period relates, except with respect to matters as to which notice has been received in accordance with Section 11.1(b).

(b) No party hereto shall have any indemnification obligation pursuant to this Article XI or otherwise in respect of any representation, warranty or covenant unless (i) it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation, warranty or covenant is being sought and (ii) with respect to a representation and warranty to which a Survival Period relates, such notice is received on or before the expiration of such Survival Period. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis of such claim, (ii) the estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim.

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Section 11.2. Seller’s Indemnification Obligations. Seller shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article XI or elsewhere in this Agreement, following the Closing, to indemnify and hold Buyer, its Affiliates and its and their respective successors and permitted assigns and all of their respective stockholders, partners, members, managers, directors, officer, employees, agents and representatives (collectively the “Buyer’s Indemnified Parties”) harmless from and against any and all claims, demands, obligations, actions, liabilities, damages or expenses (collectively, “Buyer’s Losses”) (a) resulting from any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement that survives Closing, or (b) relating to the Properties and attributable or relating to the time before the Effective Date or (c) relating to the Excluded Assets, or (d) relating to the Suspense Funds; provided, however, Seller shall have no obligation to indemnify Buyer Indemnified Parties (i) for any claim under this Section 11.2, unless the claim is asserted, utilizing the procedures set forth in Section 11.4, on or before six months after the Closing Date, (ii) the amount of any such claim exceeds $50,000.00 (an “Eligible Claim”), (iii) the aggregate dollar amount of all Eligible Claims equals or exceeds $200,000.00, and then only to the extent of the dollar amount of such Eligible Claims in excess of $200,000.00, and (iv) notwithstanding anything to the contrary as set forth in this Agreement, Seller’s indemnification obligations under this Agreement shall not exceed, in the aggregate, the sum of $1,000,000.00. Notwithstanding the other terms and conditions of this Agreement, Seller will retain responsibility for and hold Buyer’s Indemnified Parties harmless from and against all costs, expenses, liabilities, obligations and damages related to all litigation matters identified in Schedule 4.6. Also notwithstanding the other terms and conditions of this Agreement, Seller expressly subrogates Buyer to all rights, claims and causes of action Seller may have arising out of any latent or hidden defects in and to the Assets.

Section 11.3. Buyer’s Indemnification Obligations. Buyer shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article XI, following the Closing, to indemnify and hold Seller, its Affiliates and its and their respective successors and permitted assigns and all of their respective stockholders, partners, members, managers, directors, officer, employees, agents and representatives (collectively the “Seller’s Indemnified Parties”)harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, (collectively, “Seller’s Losses”) (a) resulting from any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or (b) relating to the Properties and attributable to the time after the Effective Date or (c) relating to the Assumed Obligations.

Section 11.4. Indemnification Proceedings. In the event that any claim or demand for which a party (an “Indemnifying Party”), would be liable to the another party under Section 11.2 or Section 11.3 (an “Indemnified Party”) is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article XI, except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced thereby. The Indemnifying Party shall have 30 days from receipt of the above notice from the Indemnified Party (in this Section 11.4, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If the Indemnifying Party elects to assume the defense of any such claim or demand, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects not to assume the defense of such claim or demand (or fails to give notice to the Indemnified Party during the Notice Period), the Indemnified Party shall be entitled to assume the defense of such claim or demand with counsel of its own choice, at the expense of the Indemnifying Party. If the claim or demand is asserted against both the Indemnifying Party and the Indemnified Party and based on the advice of counsel reasonably satisfactory to the Indemnifying Party it is determined that there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying separate counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent all of the Indemnified Parties, regardless of the number of Indemnified Parties. If the Indemnifying Party elects to assume the defense of such claim or demand, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

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Section 11.5. Indemnification Exclusive Remedy. Subject to the other terms of this Agreement, indemnification pursuant to the provisions of this Article XI shall be the exclusive remedy of the parties hereto for any misrepresentation or breach of any warranty, covenant or agreement contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof or thereof, or any other claim arising out of the transactions contemplated by this Agreement.

Section 11.6. Limited to Actual Damages. The indemnification obligations of the parties pursuant to this Article XI shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive, or exemplary damages, provided that any incidental, consequential, indirect, punitive, or exemplary damages recovered by a third party (including a Governmental Entity, but excluding any Affiliate of any party) against a party entitled to indemnity pursuant to this Article XI shall be included in the damages recoverable under such indemnity.

Section 11.7. Indemnification Despite Negligence. It is the express intention of the parties hereto that each party to be indemnified pursuant to this Article XI shall be indemnified and held harmless from and against all damages as to which indemnity is provided for under this Article XI, NOTWITHSTANDING THAT ANY SUCH DAMAGES ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE OF SUCH PARTY AND REGARDLESS OF WHETHER ANY OTHER PARTY (INCLUDING THE OTHER PARTIES TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT. The parties hereto acknowledge that the foregoing complies with the express negligence rule and is conspicuous.

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ARTICLE XII

MISCELLANEOUS MATTERS

Section 12.1. Resolution of Disputes.

(a) Each party shall have the right to submit claims, disputes, controversies or other matters in question arising out of the matters covered by Article VIII (including the existence of Title Defects and Environmental Defects or the Title Defect Amounts and Environmental Defects attributable thereto, as applicable) (“Disputes”), to an independent expert appointed in accordance with this Section 12.1(a) (the “Independent Expert”), who shall serve as sole arbitrator. The Independent Expert shall be appointed by mutual agreement of Seller and Buyer from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected in accordance with the Rules (as hereinafter defined). Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for arbitration provided in Section 12.1(b). The Independent Expert shall be instructed by the parties to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the parties as an award under the Federal Arbitration Act and final and non-appealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party as a final judgment of such court.

(b) Any Dispute that is not resolved pursuant to the foregoing provisions of this Section 12.1 shall be settled exclusively and finally by arbitration in accordance with this Section 12.1(b).

(i) Such arbitration shall be conducted pursuant to the Federal Arbitration Act, except as expressly provided otherwise in this Agreement. The validity, construction, and interpretation of this Section 12.1(b), and all procedural aspects of the arbitration conducted pursuant hereto, including the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of “fraud in the inducement” to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like), shall be decided by the arbitrators. The arbitration shall be administered by the American Arbitration Association (the “AAA”), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA (the “Rules”), except as expressly provided otherwise in this Agreement. The arbitration proceedings shall be subject to any optional rules contained in the Rules for emergency measures and, in the case of Disputes with respect to amounts in excess of $1,000,000, optional rules for large and complex cases.

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(ii) The arbitrators shall permit and facilitate such discovery as they determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Such discovery may include pre-hearing depositions, particularly depositions of witnesses who will not appear personally to testify, if there is a demonstrated need therefore. The arbitrators may issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery.

(iii) All arbitration proceedings hereunder shall be conducted in New Orleans, Louisiana, or such other mutually agreeable location.

(iv) All arbitration proceedings hereunder shall be before a panel of three (3) arbitrators appointed, one appointed by each party, and the third appointed in accordance with the Rules, all independent of the parties and consisting of Persons (which can include lawyers) having at least ten (10) years of experience in or relating to the oil and gas industry.

(v) In deciding the substance of the Dispute, the arbitrators shall refer to the substantive laws of the State of Louisiana (excluding choice-of-law principles that might call for the application of the laws of another jurisdiction). Procedural matters relating to arbitration shall be governed by the Federal Arbitration Act.

(vi) The parties shall request the arbitrators to conduct a hearing as soon as reasonably practicable after appointment of the third arbitrator, and to render a final decision completely disposing of the Dispute that is the subject of such proceedings as soon as reasonably practicable after the final hearing. The parties shall instruct the arbitrators to impose time limitations they consider reasonable for each phase of such proceeding, including, without limitation, limits on the time allotted to each party for the presentation of its case and rebuttal. The arbitrators shall actively manage the proceedings as they deem best so as to make the proceedings fair, expeditious, economical and less burdensome than litigation. To provide for speed and efficiency, the arbitrators may: (i) limit the time allotted to each party for presentation of its case; and (ii) exclude testimony and other evidence they deem irrelevant or cumulative.

(vii) Notwithstanding any other provision in this Agreement to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Louisiana law, or any other laws, or under the Federal Arbitration Act or the Rules.

(viii) The parties agree that there shall be no transcript of any hearing before the arbitrators. The parties shall request that final decision of the arbitrators be in writing, be as brief as possible, set forth the reasons for such final decision, and if the arbitrators award monetary damages to either party, contain a certification by the arbitrators that they have not included any incidental, special, treble, exemplary or punitive damages. To the fullest extent permitted by law, the arbitration proceeding and the arbitrators’ decision and award shall be maintained in confidence by the parties and the parties shall instruct the arbitrators to likewise maintain such matters in confidence.

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(ix) The fees and expenses of the arbitrators shall be borne equally by Sellers and Buyer, but the decision of the arbitrators may include such award of the arbitrators’ fees and expenses and of other costs and attorneys’ fees as the arbitrators determine appropriate (provided that such award of costs and fees may not exceed the amount of such costs and fees incurred by the losing party in the arbitration).

(x) The decision and award of the arbitrators shall be binding upon the parties and final and non-appealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party as a final judgment of such court.

Section 12.2. Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a recognized prepaid overnight courier service (which provides a receipt), or (iv) sent by telecopy or facsimile transmission, with receipt acknowledged, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to Seller:

Petrodome Louisiana Pipeline, LLC

15915 Katy Freeway, Suite 450

Houston, TX 77094

Attention: James A. Doris, Chairman

Fax No.: 713.820.6611

E-Mail: jdoris@vikingenergygroup.com

If to Buyer:

EAST MUD LAKE, L.L.C.

P.O. Box 835

Pinehurst, Texas 77362

Houdit Makabeh, Secretary

Such notices, requests, demands, and other communications shall be effective upon receipt.

Section 12.3. Entire Agreement. This Agreement, together with the Exhibits, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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Section 12.4. Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

Section 12.5. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as provided in Section 8.4 and Article XI, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.6. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

Section 12.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 12.8. Counterparts. This instrument may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

Section 12.9. Disclaimer of Warranties. Except for Seller’s representations and warranties given under Article IV, in the Conveyances and elsewhere in this Agreement, Seller hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby in the following manner:

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Buyer understands, acknowledges and agrees that the Properties are being sold by Seller“WHERE IS” and“AS IS”, with all faults. Specifically as a part of (but not in limitation of) the foregoing, Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to the title or condition of the Properties(INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS). SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO (I) THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE PROPERTIES, (II) THE PHYSICAL, OPERATING, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, BOTH SURFACE AND SUBSURFACE, INCLUDING MATTERS RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS MATERIALS, SOLID WASTES, ASBESTOS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS OR (III) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTIES OR ANY VALUE THEREOF. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY, OR IMPLIED, AS TO (A) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE PROPERTIES OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES; (B) THE PRESENCE, QUALITY, AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES; (C) THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (D) PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS, (E) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES, (F) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, (G) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR, AND(H) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES.ANY DATA, INFORMATION, OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK.

ARTICLE XIII

DEFINITIONS AND REFERENCES

Section 13.1. Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 13.1:

“Abandonment Obligations” means and includes Seller’s share of all obligations associated with and liability for (i) the plugging and abandonment of all wells situated on the Oil and Gas Properties, (ii) the removal of all structures, equipment and facilities appurtenant thereto, and (iii) the clearance, restoration and remediation of the surface and cleanup associated with such plugging and abandonment and removal, all in accordance with and as required by Applicable Law.

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“Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with a Party.

“Agreement” means this Purchase and Sale Agreement, as hereafter amended or modified in accordance with the terms hereof.

“Applicable Law” means any statute, law, principle of common law, rule, regulation, judgment, order, ordinance, requirement, code, writ, injunction, or decree of any Governmental Entity.

“Assumed Obligations” means all liabilities and obligations of Seller attributable or otherwise relating to the Properties, whether arising before or after the Effective Date, including, without limitation, the Abandonment Obligations and the Environmental Obligations, subject, however, to Seller’s indemnification obligations provided for in Section 11.2.

“Business Day” means a day other than a Saturday, Sunday or day on which commercial banks in the State of Louisiana are authorized or required to be closed for business.

“Buyer’s Indemnified Parties” shall have the meaning set forth in Section 11.2.

“Code” means the Internal Revenue Code of 1986, or any successor statute thereto, as amended.

“Contracts” shall have the meaning as set forth in Section 1.1(d).

“Dollars” or “$” means U.S. Dollars.

“Effective Date” means 7:00 a.m., local time at the location of the Properties, on June 1, 2022.

“Eligible Claim” shall have the meaning as set forth in Section 11.2.

“Environmental Laws” being defined to include but not be limited to the Occupational Safety and Health Act, 29 U.S.C.A. §651, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A. §6901, et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. §9601, et seq.; the Clean Water Act, 33 U.S.C.A. §1251 et seq.; the Clean Air Act, 42 U.S.C.A. §7401, et seq.; the Safe Drinking Water Act, 42 U.S.C.A. §3001, et seq.; the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. §2701 et seq.; and all rules, regulations and orders adopted under the foregoing statutes applicable to any waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials, or hazardous substances on or included with the Assets or the presence, disposal, releases or threatened releases of all waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials, or hazardous substances on, included with, or from the Assets into the atmosphere or in or upon land or any water course or body of water, whether above or below the ground, and all other federal, state and local environmental and oil and gas laws and regulations, as well as all acts, laws, and regulations amendatory or supplemental thereto.

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“Environmental Obligations” means and includes Seller’s share of all obligations and liabilities under federal, state or local Environmental Laws and oil and gas laws, rules, orders and regulations pertaining to the environmental condition of the Assets, whether relating to periods before or after the Effective Date.

“Governing Documents” means, when used with respect to an entity, the documents governing the formation and operation of such entity, including (a) in the instance of a corporation, the articles of incorporation and bylaws of such corporation, (b) in the instance of a partnership, the partnership agreement, and (c) in the instance of a limited liability company, the certificate of formation and limited liability company agreement.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, county, municipal or other governmental or quasi-governmental body, agency, authority, department, board, commission, bureau or instrumentality.

“Hydrocarbons” means oil, gas, other liquid or gaseous hydrocarbons, or any of them or any combination thereof, and all products and substances extracted, separated, processed and produced therefrom.

“IRS” means the Internal Revenue Service.

“Knowledge” of a specified Person (or similar references to a Person’s knowledge) means all information actually or constructively known to (a) in the case of a Person who is an individual, such Person, or (b) in the case of a Person which is corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such Person. A Person has “constructive knowledge” of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

“Lien” means any claim, lien, mortgage, security interest, pledge, charge, option, right-of-way, easement, encroachment, or encumbrance of any kind.

“Material Adverse Effect” means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations or condition (financial or otherwise) of a party, or (ii) to the ability of a party to perform on a timely basis any obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

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“Proceedings” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

“Records” shall have the meaning as set forth in Section 1.1(f).

“Seller Bonds” shall have the meaning set forth in Section 7.10.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

“Seller’s Indemnified Parties” shall have the meaning as set forth in Section 11.3.

“Tax Returns” mean any return, report, statement, form or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Taxes.

“Taxes” means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

Section 13.2. Certain Additional Defined Terms. In addition to such terms as are defined in the preamble of and the recitals to this Agreement and in Section 13.1, the following terms are used in this Agreement as defined in the Articles or Sections set forth opposite such terms:

Defined Term	Reference
AAA	Section 12.1(b)(i)
Adjusted Purchase Price	Section 2.1
Allocated Value	Section 8.1(c)(i)
Assumed Obligations	Section 7.9
Buyer’s Environmental Consultant	Section 8.2(a)
Buyer’s Environmental Review	Section 8.2(a)
Buyer’s Losses	Section 11.2
Buyer’s Title Review	Section 8.1(a)
Closing	Article III
Closing Date	Article III
Conveyance	Section 9.1(e)
Cure Period	Section 8.2(b)
Defensible Title	Section 8.1(d)(i)
Disputes	Section 12.1(a)
Environmental Defect	Section 8.2(e)(i)
Environmental Defect Amount	Section 8.2(e)(ii)
Environmental Defect Notice	Section 8.2(c)
Environmental Information	Section 8.2(b)
Examination Period	Section 8.1(a)

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Defined Term	Reference
Excluded Assets	Section 1.2
Indemnified Party	Section 11.4
Indemnifying Party	Section 11.4
Independent Expert	Section 12.1(a)
Notice Period	Section 11.4
Off-site Environmental Defect	Section 8.2(e)(i)
On-site Environmental Defect	Section 8.2(e)(i)
Oil and Gas Properties	Section 1.1
Permitted Encumbrances	Section 8.1(d)(ii)
Post-Closing Defect	Section 8.2(b)
Preferential Right Waiver(s)	Article III
Properties	Section 1.1
Purchase Price	Section 2.1
Remedies for Title Defects	Section 8.1(b)
Rules	Section 12.1(b)(i)
Seller Bonds	Section 7.10
Seller’s Losses	Section 11.3
Survival Period	Section 11.1(a)
Title Defect	Section 8.1(d)(iii)
Title Defect Amount	Section 8.1(c)
Title Defect Notice	Section 8.1(b)
Title Defect Property	Section 8.1(b)

Section 13.3. References, Titles and Construction.

(a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(c) The words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

-35-

(f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(g) The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

(i) All references herein to “$” or “dollars” shall refer to U.S. Dollars.

-36-

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLER:
Petrodome Louisiana Pipeline, LLC

By:	/s/ James A. Doris
James A. Doris
Chairman

BUYER:
EAST MUD LAKE, L.L.C.

By:	/s/ Houdit Makabeh
Houdit Makabeh
Secretary

-37-

Exhibit A

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C. as Buyer,

effective as of June 1, 2022

Oil and Gas Properties

Note: Buyer is purchasing 50% of Seller’s interest in the wells.

Part I: Leases

1.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded Book/Entry
	3008568-001	The Lutcher & Moore Lumber Co.	12/7/1944	54/397

INSOFAR AND ONLY INSOFAR as such lease covers the interest Assignor acquired pursuant to the following, to wit:

A.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318131 of the Conveyance Book of Cameron Parish, Louisiana;

B.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335813 of the Conveyance Book of Cameron Parish, Louisiana;

C.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335814 of the Conveyance Book of Cameron Parish, Louisiana; and

D.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335816 of the Conveyance Book of Cameron Parish, Louisiana.

E.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

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2.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded File No.
	1028685	Chevron U.S.A. Inc.	12/5/2001	334491

INSOFAR AND ONLY INSOFAR as such lease covers the interest Assignor acquired pursuant to that certain Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

3.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded Book/Entry
	3008569-001	Carlyss Vincent Henry	11/17/1944	57/426
	3008569-002	Heather Wetherill Dean	11/17/1944	57/433
	3008569-003	Levy Vincent	11/17/1944	57/437
	3008569-004	Wellington S. Vincent & Clarence Vincent	11/25/1944	57/430
	3008569-005	Albert Vincent, et al.	11/17/1944	57/421
	3008569-006	Etha Bell Vincent Wade & H. C. Wade	2/14/1945	58/317
	3008569-007	Esther Vincent Henning	2/14/1945	58/320
	3008569-008	Leonard Wing, Swinford Wing, Ira Wing, Irene Wing Ellender, D. L. Broadus, and D. F. Sanders	11/11/1946	62/331

INSOFAR AND ONLY INSOFAR as such leases cover the interest Assignor acquired pursuant to the following, to wit:

A.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318130 of the Conveyance Book of Cameron Parish, Louisiana; and

B.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335815 of the Conveyance Book of Cameron Parish, Louisiana.

C.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

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Note: Buyer is purchasing 50% of Seller’s interest in the wells.

Part II:  Wells

Well Name	Section, Township, Range	Current Formation	Well Type	API Number	State Well ID Number	Status	WI	NRI	APO WI	APO NRI
TEPI #1	13-14S-11W	A-1 Lower	gas	17023228450000	227687	producing	0.5 [1]	0.375	0.25 [1]	0.175[2]
Lutcher C-7	24-14S-11W	A-1 Lower	gas	17023017720000	50748	producing			0.375	0.32421862
Lutcher C-7D	24-14S-11W			17023017720000	53383	shut -in
Lutcher C-3	24-14S-11W	8600	oil	17023017710000	34665	producing	0.5	0.374999995	0.5	0.374999995
Lutcher C-3D	24-14S-11W			17023017710000	105022	shut -in
Vincent Est #3/3D	18-14S-10W	P2/P3	gas	17023017490000	66840 71338	shut -in	0.5	0.39999987	0.5	0.39999987
Lutcher C-13	24-14S-11W	8750	gas	17023205230000	212038	shut -in	0.5	0.374999995	0.5	0.374999995
Vincent Est #2	18-14S-10W	P3	gas	17023017480000	51999	shut -in	0.5 [3]	0.437499875	0.375 [3]	0.328125
Lutcher C-1	24-14S-11W	P2	gas	17023017690000	32434	shut-in	0.375	0.324218625	0.375	0.32421862
Lutcher C-1D	24-14S-11W	P2	gas	17023017690000	106527	shut-in
Lutcher C-11	24-14S-11W	SWD	SWD	17023202390000	126049	SWD	0.5

[1]

The BPO WI includes the 50% working interest relinquished by Mobil Oil Exploration & Producing Southeast Inc. (“MOEPSI”) for non-consenting operations in the TEPI #1 well. Upon payout of the non-consent penalty amount for the TEPI #1 well, the 50% working interest in such well shall automatically revert to MOEPSI. As of April 30, 2022, the balance for such non-consent penalty was $[   ]. The APO WI does reflect payout of MOEPSI’s non-consent penalty balance for the TEPI #1 well. Additionally, pursuant to that certain Joint Venture Agreement dated effective May 29, 2003, as amended, by and between Legacy Resources Co., L.P. (“Legacy”) and MOEPSI, Legacy is entitled to a 40% gross working interest in completions at productive intervals encountered above the P-1 formation, as encountered at a measured depth of 10,385’ in the Texas Company Miami Corp. #5 (13-14S-11W).

-40-

[2]

Pursuant to that certain Oil and Gas Lease dated effective December 5, 2001 from Chevron U.S.A. Inc. (“Chevron”), as Lessor, to MOEPSI, as Lessee, upon payout of the TEPI #1 well, Chevron may elect to increase the lessor’s royalty from 25% to 30%, or assume a 25% working interest in such well. This APO NRI interest is based on Legacy’s assumption that Chevron will elect to increase the lessor’s royalty as opposed to assume a 25% working interest. If Legacy’s assumption is incorrect, then the APO WI and APO NRI for this well will need to be revised accordingly. As of April 30, 2022, Chevron’s reversionary interest payout balance was $[    ]. Upon payout of MOEPSI’s non-consent penalty for the TEPI #1 well, assuming Chevron elects to increase the lessor’s royalty, the APO NRI for the TEPI #1 well shall be 35%.

[3]

The BPO WI includes the 25% working interest relinquished by MOEPSI for non-consenting operations in the Vincent Est #2 well. Upon payout of the non-consent penalty amount for the Vincent Est #2 well, a 25% working interest in such well shall automatically revert to MOEPSI. As of April 30, 2022, the balance for such non-consent penalty was $[    ]. The APO WI reflects payout of MOEPSI’s non-consent penalty balance for the Vincent Est #2 well.

Note: For purposes of the Purchase and Sale Agreement, references therein to Seller’s Working Interest or Seller’s Net Revenue Interest, as set forth on Exhibit A or on Schedule 2.5, includes the matters set forth in the footnotes to Exhibit A and Schedule 2.5 and, as such, the matters set forth in those footnotes will not form the basis of a “Title Defect” or serve to diminish Seller’s “Defensible Title”, as such terms are defined in the Purchase and Sale Agreement.

-41-

Exhibit B

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Contracts

Joint Venture/Farmout Agreements:

1.	Farmout Agreement dated August 11, 2004, effective December 5, 2001, as amended, by and between Chevron U.S.A. Inc. and Mobil Exploration & Production Southeast Inc.;

2.	Farmout/Participation Agreement Proposal – East Mud Lake Field Area, dated December 5, 2001, from Texaco Exploration and Production Inc. to ExxonMobil Production Company;

3.	Amendment to Letter of Intent – East Mud Lake Area, dated July 1, 2002, from ExxonMobil Production Company to ChevronTexaco Exploration and Production Company;

4.	Amendment to Letter of Intent – East Mud Lake Area, dated March 20, 2003, from ExxonMobil Production Company to Chevron U.S.A. Inc.;

5.

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.;

6.	Amendment to Joint Venture Agreement – East Mud Lake Field, dated June 1, 2004, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.; and

7.	Consent to Assign – TEPI #1, East Mud Lake, dated January 19, 2015, from Chevron U.S.A. Inc. to Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Assignments:

1.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318131 of the Conveyance Book of Cameron Parish, Louisiana;

2.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335813 of the Conveyance Book of Cameron Parish, Louisiana;

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3.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335814 of the Conveyance Book of Cameron Parish, Louisiana;

4.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335816 of the Conveyance Book of Cameron Parish, Louisiana;

5.

Assignment and Bill of Sale dated May 19, 2015, but effective December 5, 2001, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335812 of the Conveyance Book of Cameron Parish, Louisiana;

6.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318130 of the Conveyance Book of Cameron Parish, Louisiana;

7.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335815 of the Conveyance Book of Cameron Parish, Louisiana; and

8.

Assignment and Bill of Sale – EM Contract No. 6004154, dated May 2, 2011, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on _______, 2018, as File No. ________ of the Conveyance Book of Cameron Parish, Louisiana.

9.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

Marketing/Transportation Agreements:

1.	Marketing Agency Agreement between Upstream Energy Services LLC and Petrodome Operating, LLC, dated as of November 1, 2021, and revised effective March 1, 2022.

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Surface Rights:

1.	Sabine National Wildlife Refuge Oil and Gas Special Use Permit dated effective 8/7/2018 between U.S. Fish and Wildlife Service and Legacy Resources Co., L.P.

2.

Pipeline Permit dated effective August 1, 2003, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

3.	Pipeline Permit dated effective May 1, 2006, from Apache Louisiana Minerals LLC, as Grantor, to Legacy Resources Co., L.P., as Grantee;

4.

Pipeline Permit dated effective July 1, 2009, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

5.

Road Access Permit dated effective January 1, 2010, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

6.

Pipeline Permit dated effective June 1, 2011, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee; and

7.	Amendment to Pipeline Permit dated effective May 28, 2010, by and between Apache Corporation and Legacy Resources Co., L.P.

Compressor Rental Agreements:

1.	Agreement with J-W Power Company regarding J-W Unit #4291.

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Schedule 4.6

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Proceedings

NONE

-45-

Schedule 4.9

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Compliance with Laws

NONE

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Schedule 4.15

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Preferential Rights to Purchase

Well Name	PRP	Contract
TEPI #1	30 day period with MOEPSI

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Lutcher C-1	30 day period with MOEPSI

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Lutcher C-11	30 day period with MOEPSI

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Lutcher C-13	none
Lutcher C-3	none
Lutcher C-7	30 day period with MOEPSI

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Vincent Est #2	30 day period with MOEPSI

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Vincent Est #3/3D	none

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Schedule 4.17

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Production Proceeds

-1-

Schedule 6.4

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Third Party Consents

Well Name	Third Party Consents
TEPI #1	Lessor/Chevron, ROW Consent with LMD Inv. L.P., Wichita Partnership, LTD, and Apache Louisiana Minerals
Lutcher C-1	Lessors of Lutcher Moore Lease-Apache Corp, LMD Investments, Betsy Mecom, L. Mecom 81, LLC, W&T Offshore, LLC, Wichita Partnership Ltd., Moses Gulf Coast Holdings
Lutcher C-11	Lessors of Lutcher Moore Lease-Apache Corp, LMD Investments, Betsy Mecom, L. Mecom 81, LLC, W&T Offshore, LLC, Wichita Partnership Ltd., Moses Gulf Coast Holdings
Lutcher C-13	Lessors of Lutcher Moore Lease-Apache Corp, LMD Investments, Betsy Mecom, L. Mecom 81, LLC, W&T Offshore, LLC, Wichita Partnership Ltd., Moses Gulf Coast Holdings
Lutcher C-3	Lessors of Lutcher Moore Lease-Apache Corp, LMD Investments, Betsy Mecom, L. Mecom 81, LLC, W&T Offshore, LLC, Wichita Partnership Ltd., Moses Gulf Coast Holdings
Lutcher C-7	Lessors of Lutcher Moore Lease, ROW consent with Apache Louisiana Minerals
Vincent Est #2	ROW Consent with LMD Inv. L.P., Wichita Partnership, LTD, and Apache Louisiana Minerals
Vincent Est #3/3D	ROW Consent with LMD Inv. L.P., Wichita Partnership, LTD, and Apache Louisiana Minerals

-2-

Schedule 7.10

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Seller Bonds

Property/Well Name	Bond Number	P&A Bonding Amount Requirements from MOEPSI
Lutcher C-7	7590884	$75,000
Lutcher C-3	7613930	$120,000
Vincent Est #3/3D	7613928	$120,000
Lutcher C-13	7613931	$120,000
Vincent Est #2	7594021	$75,000
Lutcher C-1	7598703	$75,000
Lutcher C-11	7594011	$75,000

-3-

Schedule 9.1(e)

to Purchase and Sale Agreement,

between Petrodome Louisiana Pipeline, LLC, as Seller,

and EAST MUD LAKE, L.L.C., as Buyer,

effective as of June 1, 2022

Form of Conveyance

ASSIGNMENT AND BILL OF SALE

PARISH OF CAMERON

STATE OF LOUISIANA

This Assignment and Bill of Sale (“Assignment”), is made this day of ______, 2022, effective as of June 1, 2022 at 7:00 a.m., local time (“Effective Date”), by and between and Petrodome Louisiana Pipeline, LLC, a Louisiana limited liability company, whose mailing address is 5800 One Perkins Place Drive, Suite 2-B, Baton Rouge, Louisiana 70808 (“Assignor”), and WPP Petro, L.L.C, a Delaware limited liability company, whose mailing address is P.O. Box 835, Pinehurst, Texas 77362 (“Assignee”).

1.

For and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby and by these presents transfer, grant, bargain, sell, convey and assign to Assignee the following described properties, rights and interests pertaining to lands situated in the East Mud Lake Field, Cameron Parish, Louisiana (collectively the “Properties”), to-wit:

(a)	Fifty percent (50%) all of Assignor’s right, title and interest in and to those mineral rights and properties described in Exhibit A attached hereto and made a part hereof for all purposes;

(b)

Without limitation of the foregoing but subject to (a) above and less and except the Excluded Assets, as defined below, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Assignor in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit A hereto (including interests in oil, gas or mineral leases covering such lands, overriding royalties, production payments, net profits interests, and similar interests, in such lands or such leases, and mineral interests, royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such Exhibit A or be described in such Exhibit A by reference to another instrument (and without limitation by any depth limitations that may be set forth in such Exhibit A or in any such instrument so referred to for description), even though Assignor’s interest in such oil, gas and other minerals and mineral rights may be incorrectly described in, or omitted from, such Exhibit A;

-4-

(c)

Subject to (a) above, all right, title and interest of Assignor in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

(d)

Subject to (a) above, all right, title and interest of Assignor in and to all presently existing and valid production sales (and sales related) contracts, confidentiality agreements, operating agreements, equipment agreements and all other agreements and contracts which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto), including, without limitation, all of the contracts and agreements identified on Exhibit B hereto (collectively the “Contracts”);

(e)

Subject to (a) above, all right, title and interest of Assignor in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including all wells identified on Exhibit A, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment), and all easements, rights‑of‑way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

(f)

All of Seller’s lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above (the “Records”).

As used herein: (i) “Oil and Gas Properties” means the properties and interests described in paragraphs (a), (b) and (c) above, save and except for any such properties or assets that are Excluded Assets; (ii) “Properties” means the Oil and Gas Properties plus the rights, properties and interests described in paragraphs (d), (e) and (f) above, save and except for any such properties or assets that are Excluded Assets.

(g)

Subject to (a) above, all funds held in suspense or escrow by Assignor as of the Effective Date pertaining to production obtained from any of the properties described in paragraphs (a), (b) and (c) above, which are owing to third party owners of royalty, overriding royalty, working or other interests in respect of production of hydrocarbons attributable to such properties prior to the Effective Date (“Suspense Funds”).

-5-

2.

Notwithstanding anything herein to the contrary, the Properties do not include, and there is expressly excepted and reserved from this Assignment, the following (“Excluded Assets”), to-wit:

(a)

Any accounts receivable or accounts payable accruing before the Effective Date including, but not limited to, all payments held in suspense or in escrow, except Suspense Funds, for reasons that are customary in the industry and which payments are attributable to periods of time prior to the Effective Date;

(b)	All corporate, financial, tax (including Tax Returns) and legal (other than title) records of Seller;

(c)

All oil, gas or other hydrocarbon production from or attributable to the Properties with respect to all periods prior to the Effective Date, all proceeds attributable thereto, and all Hydrocarbons that, at the Effective Date, are owned by Assignor and are in storage or within processing plants;

(d)	Any refund of costs, taxes or expenses borne by Assignor or Assignor’s predecessors in title attributable to periods prior to the Effective Date;

(e)

Any and all proceeds from the settlements of contract disputes with purchasers of hydrocarbons from the Properties, including settlement of take-or-pay disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Date;

(f)

All claims (including insurance claims) and causes of action of Assignor against one or more third parties arising from acts, omission or events occurring prior to the Effective Date and all claims under any joint interest audit attributable to any period prior to the Effective Date;

(g)

Any geological, geophysical or seismic data, materials or information, including maps, interpretations records or other technical information related to or based upon any such data, materials or information, and any other asset, data, materials or information, the transfer of which is restricted or prohibited under the terms of any third party license, confidentiality agreement or other agreement or the transfer of which would require the payment of a fee or other consideration to any third party; provided, however, that if any such data, materials or information is transferable upon payment of a fee or other consideration, and if Buyer has paid or agreed to pay such fee or other consideration within one (1) year after the Closing Date, then such data, materials or information shall be transferred to Buyer and considered to be part of the Properties. This obligation will remain in effect for one (1) year after Closing;

-6-

(h)	All of Assignor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(i)	All documents and instruments of Assignor that may be protected by an attorney-client privilege (exclusive of title opinions in respect of the Properties); and

(j)

All (i) correspondence or other documents or instruments of Assignor relating to the negotiation of this Agreement, (ii) lists of other prospective purchasers of Assignor (excluding a list of third parties who signed a confidentiality agreement in relation to the Properties) or the Properties compiled by Assignor, (iii) bids submitted to Assignor by other prospective purchasers of Assignor or the Properties, (iv) analyses by Assignor or any Affiliates thereof submitted by other prospective purchasers of Assignor or the Properties, and (v) correspondence between or among Assignor or its Affiliates or their respective representatives with respect to, or with, any other prospective purchasers of Assignor or the Properties.

3.

This Assignment is expressly made subject to the terms and provisions of that certain Purchase and Sale Agreement, dated as of July 5, 2022, executed by and between Petrodome Louisiana Pipeline, LLC and the counterparty thereto (the “Agreement”). In the event of any conflict or inconsistency between the terms and provisions of this Assignment and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall control. Any capitalized terms used in this Assignment but not defined herein shall be as defined or shall have the meaning set forth in the Agreement. The Purchase Agreement provides, inter alia, the Assignor will retain responsibility for certain obligations, including, without limitation, obligations associated with funds required to be held in suspense, related to the ownership, use or operation of the Assets that arise, accrue or are attributable to periods prior to the Effective Time.

4.

This Assignment is made without warranty of title, express or implied, except as to claims by, through and under Assignor but not otherwise. This Assignment is made subject to the Contracts and Assignee assumes the obligations and liabilities of Assignor thereunder subject to, in accordance with and conditioned by all of the terms and provisions of the Agreement. Assignee agrees to comply with all of the terms and provisions of the Contracts and with all applicable governmental laws, orders and regulations.

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5.

Subject to Assignor’s representations and warranties set forth in this Assignment and in the Agreement, Assignorhereby expressly disclaims any and all representations or warranties with respect to the Properties in the following manner:

Assignee agrees that the Properties are being sold by Assignor “WHERE IS” and “AS IS”, with all faults. Specifically as a part of (but not in limitation of) the foregoing, Assignee acknowledges that Assignor has not made, and Assignor hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to the title or condition of the Properties (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS). ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO (I) THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE PROPERTIES, (II) THE PHYSICAL, OPERATING, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, BOTH SURFACE AND SUBSURFACE, INCLUDING MATTERS RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS MATERIALS, SOLID WASTES, ASBESTOS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS OR (III) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTIES OR ANY VALUE THEREOF. ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY, OR IMPLIED, AS TO (A) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO ASSIGNEE IN CONNECTION WITH THE PROPERTIES OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES; (B) THE PRESENCE, QUALITY, AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES; (C) THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (D) PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS, (E) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES, (F) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, (G) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR.

6.

This Assignment may be executed in any number of counterparts, each of which shall be binding on the parties or party so signing, and shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

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IN WITNESS WHEREOF, this Assignment is executed by the parties on the date first above written in the presence of the undersigned competent witnesses.

WITNESSES:	ASSIGNOR: Petrodome Louisiana Pipeline, LLC By

By:
Print Name:		James Doris
Chairman

Print Name:

WITNESSES:		ASSIGNEE: EAST MUD LAKE, L.L.C.

By:
Print Name:		Houdit Makabeh
Secretary

Print Name:

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ACKNOWLEDGEMENTS

STATE OF LOUISIANA

PARISH OF __________________

On this __ day of __________, 2022 personally appeared _____________, before me, the undersigned Notary Public in and for the said County/Parish and State, the within named____________, personally known to me to be the same person whose same is subscribed to the foregoing instrument as the ____________ of Petrodome Louisiana Pipeline, LLC, and acknowledged that he, being thereunto duly authorized, signed and delivered said instrument as the voluntary act and deed of said limited liability company on the date and year therein mentioned.

Given under my hand and official seal as of the date and year last above written.

_________________________________ Notary Public My Commission expires on ___________ Notary Identification No. _____________

STATE OF _______________

PARISH/COUNTY OF ____________________

On this __ day of __________, 2022 personally appeared________________, before me, the undersigned Notary Public in and for the said County/Parish and State, the within named______________, personally known to me to be the same person whose same is subscribed to the foregoing instrument as the _______________ of EAST MUD LAKE, L.L.C., and acknowledged that he, being thereunto duly authorized, signed and delivered said instrument as the voluntary act and deed of said limited liability company on the date and year therein mentioned.

Given under my hand and official seal as of the date and year last above written.

_________________________________ Notary Public My Commission expires on ___________

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Exhibit A

to Assignment and Bill of Sale,

between Petrodome Louisiana Pipeline, LLC, as Assignor,

and EAST MUD LAKE, L.L.C., as Assignee,

effective as of June 1, 2022

Part I: Leases

1.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded Book/Entry
	3008568-001	The Lutcher & Moore Lumber Co.	12/7/1944	54/397

INSOFAR AND ONLY INSOFAR as such lease covers the interest Assignor acquired pursuant to the following, to wit:

F.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318131 of the Conveyance Book of Cameron Parish, Louisiana;

G.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335813 of the Conveyance Book of Cameron Parish, Louisiana;

H.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335814 of the Conveyance Book of Cameron Parish, Louisiana; and

I.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335816 of the Conveyance Book of Cameron Parish, Louisiana.

J.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

2.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded File No.
	1028685	Chevron U.S.A. Inc.	12/5/2001	334491

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INSOFAR AND ONLY INSOFAR as such lease covers the interest Assignor acquired pursuant to that certain Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

3.	MOEPSI Lease No.	Grantor/Lessor	Effective Date	Recorded Book/Entry
	3008569-001	Carlyss Vincent Henry	11/17/1944	57/426
	3008569-002	Heather Wetherill Dean	11/17/1944	57/433
	3008569-003	Levy Vincent	11/17/1944	57/437
	3008569-004	Wellington S. Vincent & Clarence Vincent	11/25/1944	57/430
	3008569-005	Albert Vincent, et al.	11/17/1944	57/421
	3008569-006	Etha Bell Vincent Wade & H. C. Wade	2/14/1945	58/317
	3008569-007	Esther Vincent Henning	2/14/1945	58/320
	3008569-008	Leonard Wing, Swinford Wing, Ira Wing, Irene Wing Ellender, D. L. Broadus, and D. F. Sanders	11/11/1946	62/331

INSOFAR AND ONLY INSOFAR as such leases cover the interest Assignor acquired pursuant to the following, to wit:

D.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318130 of the Conveyance Book of Cameron Parish, Louisiana; and

E.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335815 of the Conveyance Book of Cameron Parish, Louisiana.

F.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

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Part II: Wells

Well Name	Section, Township, Range	Current Formation	Well Type	API Number	State Well ID Number	Status
TEPI #1	13-14S-11W	A-1 Lower	gas	17023228450000	227687	producing
Lutcher C-7	24-14S-11W	A-1 Lower	gas	17023017720000	50748	producing
Lutcher C-7D	24-14S-11W			17023017720000	53383	shut -in
Lutcher C-3	24-14S-11W	8600	oil	17023017710000	34665	producing
Lutcher C-3D	24-14S-11W			17023017710000	105022	shut -in
Vincent Est #3/3D	18-14S-10W	P2/P3	gas	17023017490000	66840 71338	shut -in
Lutcher C-13	24-14S-11W	8750	gas	17023205230000	212038	shut -in
Vincent Est #2	18-14S-10W	P3	gas	17023017480000	51999	shut -in
Lutcher C-1	24-14S-11W	P2	gas	17023017690000	32434	shut-in
Lutcher C-1D	24-14S-11W	P2	gas	17023017690000	106527	shut-in
Lutcher C-11	24-14S-11W	SWD	SWD	17023202390000	126049	SWD

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Exhibit B

to Assignment and Bill of Sale,

between Petrodome Louisiana Pipeline, LLC, as Assignor,

and EAST MUD LAKE, L.L.C., as Assignee,

effective as of June 1, 2022

Contracts

Joint Venture/Farmout Agreements:

8.	Farmout Agreement dated August 11, 2004, effective December 5, 2001, as amended, by and between Chevron U.S.A. Inc. and Mobil Exploration & Production Southeast Inc.;

9.	Farmout/Participation Agreement Proposal – East Mud Lake Field Area, dated December 5, 2001, from Texaco Exploration and Production Inc. to ExxonMobil Production Company;

10.	Amendment to Letter of Intent – East Mud Lake Area, dated July 1, 2002, from ExxonMobil Production Company to ChevronTexaco Exploration and Production Company;

11.	Amendment to Letter of Intent – East Mud Lake Area, dated March 20, 2003, from ExxonMobil Production Company to Chevron U.S.A. Inc.;

12.

Joint Venture Agreement – East Mud Lake Field [a/k/a Trade Agreement ExxonMobil Contract No. 1030094], dated effective as of May 29, 2003, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.;

13.	Amendment to Joint Venture Agreement – East Mud Lake Field, dated June 1, 2004, by and between Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.; and

14.	Consent to Assign – TEPI #1, East Mud Lake, dated January 19, 2015, from Chevron U.S.A. Inc. to Mobil Exploration & Production Southeast Inc. and Legacy Resources Co., L.P.

Assignments:

10.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318131 of the Conveyance Book of Cameron Parish, Louisiana;

11.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335813 of the Conveyance Book of Cameron Parish, Louisiana;

12.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335814 of the Conveyance Book of Cameron Parish, Louisiana;

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13.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335816 of the Conveyance Book of Cameron Parish, Louisiana;

14.

Assignment and Bill of Sale dated May 19, 2015, but effective December 5, 2001, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335812 of the Conveyance Book of Cameron Parish, Louisiana;

15.

Assignment and Bill of Sale dated March 4, 2010, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on March 8, 2010, as File No. 318130 of the Conveyance Book of Cameron Parish, Louisiana;

16.

Assignment and Bill of Sale dated May 19, 2015, but effective June 1, 2004, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on May 27, 2015, as File No. 335815 of the Conveyance Book of Cameron Parish, Louisiana; and

17.

Assignment and Bill of Sale – EM Contract No. 6004154, dated May 2, 2011, from Mobil Oil Exploration & Producing Southeast Inc., as Assignor, to Legacy Resources Co., L.P., as Assignee, filed on _______, 2018, as File No. ________ of the Conveyance Book of Cameron Parish, Louisiana.

18.

Assignment and Bill of Sale dated May 10, 2019, but effective March 1, 2019, from Legacy Resources Co., L.P., as Assignor, to Petrodome Louisiana Pipeline, LLC, as Assignee, filed on May 14, 2019, as File No. 345403 of the Conveyance Book of Cameron Parish, Louisiana.

Marketing/Transportation Agreements:

2.	Marketing Agency Agreement between Upstream Energy Services LLC and Petrodome Operating, LLC, dated as of November 1, 2021, and revised effective March 1, 2022.

Surface Rights:

8.	Sabine National Wildlife Refuge Oil and Gas Special Use Permit dated effective 8/7/2018 between U.S. Fish and Wildlife Service and Legacy Resources Co., L.P.

9.

Pipeline Permit dated effective August 1, 2003, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

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10.	Pipeline Permit dated effective May 1, 2006, from Apache Louisiana Minerals LLC, as Grantor, to Legacy Resources Co., L.P., as Grantee;

11.

Pipeline Permit dated effective July 1, 2009, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

12.

Road Access Permit dated effective January 1, 2010, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee;

13.

Pipeline Permit dated effective June 1, 2011, from Apache Louisiana Minerals LLC, LMD Investments Limited Partnership and Wichita Partnership, Ltd., as Grantor, to Legacy Resources Co., L.P., as Grantee; and

14.	Amendment to Pipeline Permit dated effective May 28, 2010, by and between Apache Corporation and Legacy Resources Co., L.P.

Compressor Rental Agreements:

Agreement with J-W Power Company regarding J-W Unit #4291.

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